UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2013

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02(b) - Departure Of Principal Officer.

On September 23, 2013, Kurt A. Freyberger, Chief Financial Officer of Cincinnati Bell Inc. (the “Company”), notified the Company that he intends to resign from his position with the Company effective September 30, 2013 to pursue new opportunities. Mr. Freyberger's Amended and Restated Employment Agreement will terminate upon the effective date of his resignation. In connection with his departure and to ensure a smooth transition of his responsibilities, the Company and Mr. Freyberger entered into a Consulting Agreement described in Item 5.02(e) below.

Item 5.02(c) - Appointment of Principal Officer.

Leigh R. Fox (age 40) has been appointed Chief Financial Officer of the Company effective October 1, 2013, and will be responsible for the Company's corporate accounting, finance, treasury and tax functions as well as investor relations. In addition to the office of Chief Financial Officer, Mr. Fox will continue to serve as the Chief Administrative Officer overseeing the Company's operational finance, sourcing, procurement, real estate and human resource operations. Since joining the Company in 2001, Mr. Fox has served in a variety of finance and accounting positions with the Company and its subsidiaries, including vice president of finance at Cincinnati Bell Technology Solutions, in which he played a strategic role in the growth and development of the Company's former data center business. Mr. Fox has an Employment Agreement with the Company, effective July 26, 2013, the terms of which were described in Current Report on Form 8-K, date of Report July 26, 2013, File No. 1‑8519, and a copy of which was filed as Exhibit 10.2 thereto.

Item 5.02(e) - Brief Description of Material Plan, Contract or Arrangement with Principal Officer.

Cincinnati Bell Inc. (the “Company”) has entered into a Consulting Agreement (the “Consulting Agreement”) with Kurt A. Freyberger (“Freyberger”) effective on September 30, 2013, the effective date of his resignation from employment with the Company (the “Effective Date”). The purpose of the Consulting Agreement is to allow the Company to continue to receive, during a reasonable transition period, the benefit of Freyberger's unique and valuable knowledge and expertise with respect to the business of the Company. Under the Consulting Agreement, in exchange for a consulting fee of $930,000, Freyberger will provide assistance and expertise to the management of the Company on various matters relating to the conduct of the Company's business. In particular, Freyberger will provide assistance with regard to (a) the preparation of the 2014 financial plan; (b) the preparation of the Board of Directors 2013 strategic meeting materials; and (c) such other matters as may be requested by the Chief Financial Officer of the Company. During the term of the Consulting Agreement, Freyberger will be an independent contractor of the Company and not an employee. The term of the Consulting Agreement will continue for six months after the Effective Date, unless terminated or extended in accordance with the terms of the Consulting Agreement. Without regard to the Consulting Agreement, Freyberger will be entitled to receive amounts payable to him in the event of a voluntary resignation under his Employment Agreement with the Company.

Section 9    Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Description

Exhibit 10.1	Consulting Agreement effective September 30, 2013 between the Company and Kurt A. Freyberger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	September 23, 2013	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.1	Consulting Agreement effective September 30, 2013 between the Company and Kurt A. Freyberger.

3